Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify that pursuant to the provisions of 18 U.S.C. 1350(a), the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Form 10-Q”) of Hearst-Argyle Television, Inc., a Delaware corporation (the “Company”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company at and for the periods indicated.

Dated: April 29, 2009
	By:	/S/ DAVID J. BARRETT
	Name:	David J. Barrett
	Title:	President and Chief Executive Officer

	By:	/S/ HARRY T. HAWKS
	Name:	Harry T. Hawks
	Title:	Executive Vice President and Chief Financial Officer